Exhibit 4.18

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS NOT MATERIAL AND IS THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3 Temasek Avenue Level 18 Singapore 039190 t +65 6817 9598 www.aslanpharma.com

To: Zenyaku Kogyo Co., Ltd.

6-15, Otsuka 5-Chome,

Bunkyo-ku, Tokyo,

112-8650, Japan

Attn: [***]

Department Manager of Business Development Department

29 January 2024	BY REGISTERED POST & EMAIL

Dear [***]

Amendment to Collaborative Development & Commercialisation Agreement

I refer to the Collaborative Development & Commercialisation Agreement relating to eblasakimab in Japan dated 22 June 2023 between Zenyaku Kogyo Co., Ltd. (‘Zenyaku’) and ASLAN Pharmaceuticals Pte Limited (‘ASLAN’) (the ‘Agreement’). Capitalised terms used herein are as defined in the Agreement unless stated otherwise.

As you know, under clause 8.1 of the Agreement the Parties agreed to use Commercially Reasonable Efforts to enter into a clinical manufacturing and supply agreement substantially in accordance with the terms and conditions set out in Schedule 7 (‘Clinical Supply Agreement’), within [***] after the Effective Date of the Agreement, that is, by [***]. However, discussions on the Clinical Supply Agreement have not been finalised yet. Accordingly, I propose that the target deadline for the Parties to enter into the Clinical Supply Agreement be revised to [***]; and that clause 8.1 of the Agreement be deemed amended accordingly.

If you are agreeable to this amendment, and in order to make it effective pursuant to clause 17.7 of the Agreement, please counter-sign and date where indicated below on behalf of Zenyaku, and e-mail a scanned copy back to me. An original of this amendment will follow in the post; please do likewise with that.

Kind regards

(Signature) /s/ Stephen Doyle………………….. Date: 31/1/24

Stephen Doyle, for and on behalf of ASLAN Pharmaceuticals Pte Limited

AGREED & ACKNOWELDGED:

(Signature) /s/ Yasukatsu Tsukada………………….. Date: 31/1/24

Yasukatsu Tsukada, for and on behalf of Zenyaku Kogyo Co., Ltd.

Reg No 201007695N1